EXHIBIT 10.1

                              PRELIMINARY AGREEMENT


     WHEREAS, WaterChef, In, (WaterChef) a Delaware corporation domiciled at 1007 Glen Cove Avenue, Glen Head, New York 11545 is desirous of intRODUCING its patented water purification products to emerging economies, and

     WHEREAS, Samaritan Group International Corporation (501), a Delaware corporation domiciled in New York, New York is desirous of providing humanitarian project consulting services to WaterChef to advance its humanitarian project goals, and

     WHEREAS, the International Multiracial Shared Cultural Organization (IMSCO), an international non-governmental organization (NGO) in consultative status with the Economic and Social Council of the United Nations, with offices at One United Nations Plaza, New York, New York 10017, is desirous of working cooperatively with WaterChef and SGI to provide access to United Nations member countries and organizations for the sale and placement of WaterChef's water purification products,

     IT IS AGREED, that WaterChef, SGI and IMSCO will enter into a definitive agreement to work cooperatively toward the successful funding and placement of WaterChef products in emerging economies in need of pure water resources. Under the terms of the "Proposed Agreement", through its relationships with SGI and IMSCO, WaterChef will be vested with authorization to pursue certain humanitarian projects, and the certification and funding required for their successful completion, under the auspices of, and with the certification of, IMSCO.

     IT IS FURTHER AGREED that the parties will utilize all best efforts to enter into a series of definitive agreements within thirty days of the signing of this preliminary agreement and that during the thirty day period while the definitive agreement is being prepared, this preliminary agreement will authorize WaterChef in concert with IMSCO, to proceed with the certification and, funding of the humanitarian water projects for the Republic of Honduras and the Republic of Bangladesh.

     This Preliminary Agreement is made among the parties signing below on this 8th day of September, 2004.

For WaterChef, Inc.                         For Samaritan Group Intl. Corp

/s/  David A. Conway                        /s/  Kurt Mahoney
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     David A. Conway                             Kurt Mahoney
     President & CEO                             President/CEO

For the International Multiracial Shared Cultural Organization

/s/  Frank Weston
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     Frank Weston
     Chairman